UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Investment Agreement

As previously reported, Symantec Corporation (the “Company” or “Symantec”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Partners IV Cayman (AIV II), L.P. (“Silver Lake”) on February 3, 2016 relating to the issuance to Silver Lake (or its designated affiliates) of $500 million principal amount of convertible 2.500% unsecured notes, due 2021 (the “Notes”). On March 2, 2016, the parties to the Investment Agreement entered into that certain Amendment to Investment Agreement (the “Amendment”). Pursuant to the Amendment, Section 4.07 of the Investment Agreement was amended to change the minimum ownership threshold (the “Minimum Ownership Threshold”) below which Silver Lake shall not have a right to nominate a member to the Board of Directors (the “Board”) to 4% of the number of outstanding shares of the Company’s common stock (the “Common Stock”) owned by Silver Lake and its affiliates collectively (on an as-converted basis) from 50% of the shares of Common Stock (on an as-converted basis) owned by Silver Lake and its affiliates collectively immediately following the Closing (as defined below). Silver Lake’s right to nominate a member to the Board will regain effectiveness upon Silver Lake and its affiliates again collectively owning a number of shares of Common Stock that equals or exceeds the Minimum Ownership Threshold. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.01 and is incorporated herein by reference.

Entry into Indenture

The sale of the Notes pursuant to the Investment Agreement, as amended, was completed on March 4, 2016 (the “Closing”). In connection with the Closing, the Company and Wells Fargo Bank, National Association (the “Trustee”) entered into an indenture dated as of March 4, 2016 (the “Indenture”) pursuant to which the Notes were issued to affiliates of Silver Lake.

The Notes bear interest at a rate of 2.500% per annum, payable semiannually in arrears in cash on April 1 and October 1 of each year, beginning on October 1, 2016. The Notes will mature on April 1, 2021 (the “Maturity Date”) subject to earlier conversion.

The Notes are convertible into cash, shares of Common Stock or a combination of cash and Common Stock, at the Company’s option, at any time prior to the close of business on the scheduled trading day immediately preceding the Maturity Date, at an initial conversion rate of 59.6341 per $1,000 principal amount of the Notes (which represents an initial conversion price of $16.77 per share, which rate and price reflect an adjustment for the previously-announced special dividend to stockholders of $4.00 per share), in each case subject to certain adjustments determined in the manner set forth in the Indenture. Holders of Notes that are converted in connection with a Make-Whole Fundamental Change, as defined in the Indenture, are, under certain circumstances, entitled to an increase in the conversion rate for such Notes based on the effective date of such event and the applicable price attributable to the event as set forth in a table contained in the Indenture. The definition of Make-Whole Fundamental Change includes a sale of substantially all the Company’s assets, a change of the control of the Company by way of a tender offer, merger or similar event, and the adoption of a plan relating to the Company’s liquidation or dissolution.

With certain exceptions, upon a change of control of the Company, the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest. Subject to certain exceptions and conditions, during a specified period beginning on March 4, 2020, the holders of the Notes, at their option, may also require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest. In addition, the Company may redeem all or part of the principal amount of the Notes, at its option, at a purchase price equal to the principal amount plus accrued and unpaid interest on or after March 4, 2020, if the closing trading price of the Common Stock exceeds 150% of the then-current conversion price for 20 or more trading days in the 30 consecutive trading day period preceding the Company’s exercise of this redemption right (including the last three such trading days).

The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes.

The Indenture includes customary events of default. If an event of default, as defined in the Indenture, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may, subject to certain exceptions provided in the Indenture, declare 100% of the principal of, and accrued and unpaid interest through the date of such declaration on, all the Notes to be immediately due and payable in full. In the case of certain events of bankruptcy or insolvency, the principal amount of the Notes and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the Indenture and the form of Note, which are attached hereto as Exhibit 10.02 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

In connection with the Closing, on March 4, 2016, Ken Hao, Managing Partner and Managing Director of Silver Lake, was appointed by the Board of the Company as an independent director of the Company. Mr. Hao’s appointment is effective on March 4, 2016. On the date of his appointment, Mr. Hao was not appointed to any committees of the Board.

Mr. Hao was appointed to the Board pursuant to the Investment Agreement, as amended. Pursuant to the Investment Agreement, as amended, for so long as Silver Lake has rights to nominate a director to the Board, the Company has, subject to the approval of its Nominating and Governance Committee of the Board, agreed to include such person in its slate of nominees for election to the Board at each of the Company’s meetings of stockholders in which directors are to be elected and to use its reasonable efforts to cause the election of such person.

Except for the Investment Agreement, as amended, and the transactions contemplated thereby, there are no arrangements or understandings pursuant to which Mr. Hao was appointed to the Board. Since the beginning of the last fiscal year, there have been no related party transactions between the Company or its subsidiaries and Mr. Hao or his related interests that would be reportable under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Hao will receive a pro-rated portion of the annual cash retainer that is part of the standard cash compensation received by the Company’s non-employee directors. Non-employee directors receive payment of an annual cash retainer equal to $50,000 for service on the Board.

On the effective date of his appointment, Mr. Hao entered into the Company’s standard form of Indemnification Agreement which provides for indemnification of the indemnitee to the full extent allowed by Delaware law.

(e)

The Board has approved an amendment and restatement of the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), and intends to enter into the Indemnification Agreement with each of the Company’s executive officers and directors. As amended, the Indemnification Agreement continues to provide for indemnification of the indemnitee to the full extent allowed by Delaware law and conforms to prevalent market practices regarding indemnification, advancement of expenses, and the availability of directors and officers liability insurance. For example, the Indemnification Agreement clarifies that the indemnitee is entitled to directors and officers liability insurance coverage “to the maximum extent” insurance covers any other director or officer and requires the Company to purchase a “tail policy” upon a change of control. It also specifies methodology for assessing whether the indemnitee is entitled to indemnification and advancement of expenses and includes a provision under which the indemnitee agrees to repay amounts advanced in the event he or she is later determined not to be entitled to indemnification. The foregoing description of the form of Indemnification Agreement is qualified in its entirety by reference to the Indemnification Agreement, which is attached hereto as Exhibit 10.03 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.01	Amendment to Investment Agreement by and between Symantec Corporation and Silver Lake Partners IV Cayman (AIV II), L.P., dated as of March 2, 2016

10.02	Indenture, dated as of March 4, 2016, by and between Symantec Corporation and Wells Fargo Bank, National Association, as trustee (including the form of 2.5% Convertible Senior Notes Due 2021)

10.03	Form of Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: March 7, 2016	By:	/s/ SCOTT C. TAYLOR
Scott C. Taylor
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.01	Amendment to Investment Agreement by and between Symantec Corporation and Silver Lake Partners IV Cayman (AIV II), L.P., dated as of March 2, 2016

10.02	Indenture, dated as of March 4, 2016, by and between Symantec Corporation and Wells Fargo Bank, National Association, as trustee (including the form of 2.5% Convertible Senior Notes Due 2021)

10.03	Form of Indemnification Agreement

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